                                                                    EXHIBIT 10.5


                            CELLULAR SYSTEM EQUIPMENT

                               PURCHASE AGREEMENT

                                     BETWEEN

                                 MOTOROLA, INC.

                                       AND

                               BECET INTERNATIONAL



                                TABLE OF CONTENTS

                                                                         PAGE
ASSIGNMENT AND EQUIPMENT RESALE .......................................    14
AUTHORITY .............................................................    17
CONFIDENTIALITY .......................................................    11
COUNTERPARTS ..........................................................    18
DEFINITIONS ...........................................................     1
DISCLAIMER OF PATENT LICENSE ..........................................    11
ENTIRE AGREEMENT ......................................................    17
EXPORT CONTROLS .......................................................    15
FORCE MAJEURE .........................................................    13
GOVERNING LAW .........................................................    15
LANGUAGE OF AGREEMENT .................................................    16
LIMITATION OF LIABILITY ...............................................    14
NOTICE ................................................................    16
OBLIGATIONS OF CUSTOMER ...............................................     5
OBLIGATIONS AND REPRESENTATIONS OF MOTOROLA ...........................     6
ORDER OF PRECEDENCE ...................................................    15
PATENT AND COPYRIGHT INDEMNITY ........................................    11
PAYMENT AND PRICING ...................................................     6
PRODUCT CHANGES OR SUBSTITUTIONS/FOAs .................................    10
RECITALS ..............................................................     1
SCOPE OF AGREEMENT; IMPLEMENTATION ....................................     4
SEVERABILITY ..........................................................    16
SHIPMENT, DELIVERY, OFF-LOADING AND WAREHOUSING .......................    12
SIGNATURES ............................................................    18
SURVIVAL OF PROVISIONS ................................................    16
TERM ..................................................................    17
TERMINATION ...........................................................    14
TITLE, RISK OF LOSS AND INDEMNITY .....................................    13
TRADEMARK AND PUBLICITY ...............................................    12
UNITED STATES OF AMERICA ("U.S.") - GOVERNMENT COMPLIANCE .............    17
WAIVER ................................................................    16
WARRANTIES ............................................................     8

                            CELLULAR SYSTEM EQUIPMENT

                               PURCHASE AGREEMENT

                                     BETWEEN

                                 MOTOROLA, INC.

                                       AND

                               BECET INTERNATIONAL

                                TABLE OF CONTENTS

                                   (CONTINUED)


EXHIBIT "A"              -    EQUIPMENT AND PRICE LIST

EXHIBIT "B1"             -    TECHNICAL SPECIFICATIONS

EXHIBIT "F"              -    SOFTWARE LICENSE

EXHIBIT "H"              -    DOCUMENTATION

EXHIBIT "I"              -    CRITICAL PATH NETWORK

EXHIBIT "K"              -    PRODUCT REFURBISHMENT AND RELICENSING POLICY

                            CELLULAR SYSTEM EQUIPMENT

                               PURCHASE AGREEMENT


This Cellular System Equipment Purchase Agreement ("Purchase Agreement") is between Motorola, Inc., a Delaware corporation, by and through its Cellular Infrastructure Group with offices at 1501 W. Shure Drive, Arlington Heights, Illinois 60004 ("Motorola", which term shall also mean, where the context requires, Motorola subsidiaries or subcontractors involved in providing services or materials for this Purchase Agreement) and BECET International, an Kazakhstan company with offices at 480002, Almaty, Zhurgeneva Street, #9, Kazakhstan ("Customer").

                                    RECITALS:

1. Motorola has designed the hardware and software products to perform as defined herein for a cellular radiotelephone system.

2. Customer has obtained or will obtain a license to operate a cellular radiotelephone system in Kazakhstan (hereinafter called "Area").

3. Motorola desires to sell and Customer desires to purchase the equipment for a Cellular System (as hereinafter defined) as set forth in this Purchase Agreement and in the attached Exhibits, all of which are incorporated herein.

                                   AGREEMENT:

Now, therefore, in consideration of the mutual obligations herein contained, the parties agree as follows:

1. DEFINITIONS (capitalized terms used within a definition are defined in this Section in alphabetical order). Defined terms will be capitalized throughout this Purchase Agreement and will be read in the singular, plural or the tense as the context requires.

       ANCILLARY NETWORK EQUIPMENT ("ANE")

       The non-Motorola-manufactured equipment provided by Motorola as specifically set forth in Exhibit "A" or provided by Customer, as appropriate (e.g. antennas, power supplies, coaxial cable, microwave, channel banks, etc.).

       CELLULAR SYSTEM

       The cellular radiotelephone system comprised of the ANE, FNE, SFE, and the Software licensed by Motorola pursuant to this Purchase Agreement and set forth in Exhibit "A".

       COMMERCIAL SERVICE

       The point at which the Cellular System or any portion thereof is functional and operative and has one or more Subscribers.


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

       CONDITIONAL ACCEPTANCE AND FINAL ACCEPTANCE

       "Conditional Acceptance" shall occur at the earlier of that point in time when (i) Customer places the Initial Cellular System into Commercial Service or (ii) successful completion of the Acceptance Test Plan. Successful completion of the Acceptance Test Plan shall occur and be evidenced by completion of the Acceptance Test Plan without Service Affecting or Performance Affecting failures as defined in Exhibit "C" of the Cellular System Installation & Optimization Agreement. "Final Acceptance" shall occur and be evidenced by a notice signed by Customer at that point in time when all Punchlist items have been resolved.

       With respect to Expansion Product, and in the event Customer enters into an IOS Agreement prior to the date of shipment, Conditional and Final Acceptance shall occur in the same manner as provided above with respect to the Initial Cellular System. In the event Customer does not enter into an IOS Agreement, Final Acceptance shall occur concurrently with the shipment date of each such Expansion Product.

       CONFIDENTIAL INFORMATION

       That information which is marked appropriately as confidential or, if in oral or verbal form is identified as confidential at the time of disclosure and confirmed in writing within thirty (30) days of such disclosure and shall include, without implied limitation, formulas, processes, designs, photographs, plans, samples, equipment, equipment performance reports, subscriber lists, pricing information, studies, findings, inventions, ideas, drawings, schematics, sketches, specifications, parts lists, technical data, data bases, Software in any form, flow charts, algorithms, and other business and technical information. Excluded from Confidential Information is that which the recipient had in its possession without confidential limitation prior to disclosure, which is independently developed by either party without breach of this Purchase Agreement, which is known or becomes known to the general public without breach of this Purchase Agreement or which is received rightfully and without confidential limitation from a third party.

       CRITICAL PATH NETWORK

       The schedule set forth in Exhibit "I".

       DOCUMENTATION

       The documentation described in Exhibit "H".

       EXPANSION PRODUCT

       All ANE, FNE, SFE and Software purchased to add to or expand the Initial Cellular System.

       FEATURE

       An innovation or performance improvement to Software that is made available to all users for the current Software release. Features are licensed to Customer individually and may be subject to an additional license fee.

       FIRMWARE

       Software in object code form that is implanted/imbedded in hardware.

       FIXED NETWORK EQUIPMENT ("FNE")

       The Motorola-manufactured equipment described in Exhibits "A" and "B1". Non-Motorola-manufactured equipment which is not integral to the cell site radio and control suites is excluded from FNE, as is Subscriber Equipment.

       INITIAL CELLULAR SYSTEM

       The Cellular System at the point of first Acceptance (Conditional or Final, as the case may be), as may be further defined in Exhibit "A".

       INTERCONNECTED CARRIER

       Any local exchange carrier, inter-exchange carrier or reseller of local or inter-exchange service that is connected to the Cellular System.

       INTERCONNECTION FACILITIES

       The facilities connecting the Switch to the switched network of any Interconnected Carrier including termination such as protected termination blocks, end office termination repeaters and customer service units to permit direct connection to the Cellular System.

       IOS AGREEMENT

       The Cellular System Installation & Optimization Services Agreement and its Exhibits.

       MAJOR RELEASE

       The issue of Software and any superseding issue thereof which adds new Features or substantially enhances the existing Software; a Major Release may also correct defects in earlier releases.

       POINT RELEASE

       A reissue of the existing Software which revises or improves the Major Release of Software with which it is associated; a Point Release may also correct and/or fix defects in the current release of Software.

       PUNCHLIST

       That list prepared during the Acceptance Test Plan and prior to Conditional Acceptance which sets forth those mutually agreed items, if any, to be resolved by Motorola before Final Acceptance of the Initial Cellular System or Final Acceptance of Expansion Product, as the case may be.

       PURCHASE AGREEMENT

       This Cellular System Purchase Agreement and the Exhibits.

       SITE

       Each of the cell site locations comprising the Cellular System, including the location that houses the Switch.

       SOFTWARE

       The object-code computer programs, including Firmware object code, licensed by Motorola for use solely in conjunction with the FNE and SFE, which enables the FNE and SFE to perform their functions and procedures in accordance with the specifications set forth in Exhibit "B1". Any reference to Software being "sold" or "purchased" is understood in fact to be a reference in fact to the Software being licensed.

       SOFTWARE PATCHES

       Software which corrects or removes a reproducible anomaly or "bug", whether or not such defect applies to Software furnished to Customer under this Purchase Agreement. Software Patches do not include Point Releases or Major Releases, and do not represent an upgrade to or enhancement of existing Software specifications.

       SUBCONTRACTOR FURNISHED EQUIPMENT ("SFE")

       The major non-Motorola-manufactured equipment provided by Motorola to Customer that is acquired by Motorola under a separate agreement and for which Motorola takes system responsibility.

       SUBSCRIBER

       A person who uses the Cellular System entitling Customer to revenue.

       SUBSCRIBER EQUIPMENT

       Any mobile or portable radiotelephone equipment intended for Cellular System use, whether or not in actual use.

       SWITCH

       The Motorola-provided switching equipment that routes calls from Subscriber Equipment to the called party (and vice versa), coordinates the handoff process and records system traffic.

       TIMEFRAME

       The interval between the starting date and the completion date for a particular activity as set forth on the Critical Path Network.

2.     SCOPE OF AGREEMENT; IMPLEMENTATION

       2.1 Motorola shall furnish to Customer and Customer shall purchase from Motorola the equipment and materials for the Initial Cellular Systems as defined herein and within Exhibit "A" and, at Customer's option, Expansion Product.

       2.2 Customer may not cancel any of the products set forth in the Initial Cellular Systems Exhibit "A" associated with Phases 1 and 2 for Almaty. In the event Customer cancels any of the additional ordered products set forth in the Initial Cellular Systems Exhibit "A" (i) within sixty (60) calendar days prior to the scheduled shipment date for Ancillary Equipment or switch products, or (ii) within thirty (30) days prior to the scheduled shipment date for other Exhibit "A" products, Customer shall pay a restocking fee equal to twenty percent (20%) of the price of the products so canceled.

       2.3 Motorola and Customer may enter into Exhibit "A" Amendments for purchases of additional FNE and ANE which shall be provided with the same Initial System Discount structure as set forth in Exhibit "A" provided that (i) such equipment is ordered by Customer within three (3) years from the date of execution of this Purchase Agreement with a requested delivery date no later than ninety (90) days following such three year period, and (ii) such equipment is purchased only for implementation in Kazakhstan. After this three
              (3) year period, Expansion Equipment shall be available to Customer at prices normally provided to similar purchasers of similar sized volume purchases.

       2.4 During the term of this Agreement, Customer agrees to purchase cellular infrastructure equipment for Kazakhstan exclusively from Motorola. Provided however, that with respect to particular purchases from time to time, if Motorola's ability to deliver such equipment would be subject to delay beyond a reasonable time period and such delay would cause an undue disruption to Customer's implementation schedule, then Customer may purchase the equipment which is the subject of delay from another supplier which could provide such equipment within such reasonable time period.

       2.5 Customer and Motorola acknowledge and agree that Wireless Technology Corporations Limited ("WTCL") may, from time to time, purchase products hereunder pursuant to the terms and conditions of this Purchase Agreement. With respect to any such purchase, WTCL shall sign an acknowledgment agreeing to the terms and conditions of this Purchase Agreement to the extent of such purchase and shall, for purposes of this Purchase Agreement, be deemed to be Customer. Any documents presented for payment under a letter of credit shall reference Customer and, if the applicant under such letter of credit is a party other than Customer, shall be accepted as if such documents had referenced the applicant.

       2.6 This Purchase Agreement and its Exhibits constitute a single order for the Initial Cellular Systems which will be delivered as specified in the Critical Path Network.

       2.7 This Purchase Agreement and Exhibit "A" may be canceled only upon the terms and conditions contained herein.

3.     OBLIGATIONS OF CUSTOMER

       Customer shall:

       3.1 Bear the costs of its own legal fees, telephone and utility charges and other services and items being supplied by Customer under this Purchase Agreement.

       3.2 Negotiate in good faith the Critical Path Network and adhere to the schedule for performance of the responsibilities set forth therein.

       3.3 Negotiate in good faith a Punchlist, if needed, for the Initial Cellular System and Expansion Product prior to Conditional Acceptance thereof.

       3.4 Complete the dial plan questionnaire and furnish the signaling specification to Motorola in accordance with the Critical Path Network.

       3.5 Make the payments according to the schedule set forth in Section 5 of this Purchase Agreement.

       3.6    Assume responsibility for the lawful operation of the Cellular
              System.

       3.7    Not unreasonably withhold either Conditional or Final Acceptance.

       3.8 Perform all other of its obligations set out in this Purchase Agreement and the Exhibits attached hereto.

       3.9 Provide assistance with customs clearance and local delivery as further defined in Section 12 of this Purchase Agreement.

4.     OBLIGATIONS AND REPRESENTATIONS OF MOTOROLA

       Motorola shall:

       4.1 Negotiate in good faith the Critical Path Network and adhere to the schedule for performance of the responsibilities set forth therein.

       4.2 Negotiate in good faith a Punchlist, if needed, for the Initial Cellular System and Expansion Product prior to Conditional Acceptance thereof.

       4.3 Supply replacement and expansion parts, subsequent Cellular System equipment upgrades and Software to Customer on reasonable terms.

       4.4    Keep Customer advised of modifications required.

       4.5 Provide at a reasonable cost a retrofit package for any change in standards subsequently put into effect by the government, regulatory agencies, the Electronic Industry Association ("EIA"), the European Technical Standards Institute (ETSI), etc., as well as those promulgated by Motorola.

       4.6    Ship the equipment as defined in Section 12 of this Purchase
              Agreement.

       4.7 Allow Customer to witness back end factory testing, subject to the reasonable safety, security and scheduling requirements of Motorola.

       4.8 Provide Customer with existing test results to demonstrate the switch loading in accordance with the Exhibit "B1" technical specification based on previous software release testing. In addition, allow Customer to witness standard software release testing to demonstrate the switch loading in accordance with the Exhibit "B1" technical specification, subject to the reasonable safety, security, and scheduling requirements of Motorola.

       FURTHER, Motorola represents to Customer that:

       4.9 Unless agreed to the contrary, all equipment sold to Customer hereunder is new and Motorola will provide any documents which may be reasonably requested by Customer evidencing this fact.

       4.10 At the time or times contemplated herein for the transfer of title to any equipment included in the Cellular System. Motorola shall convey to Customer all right in and good title to such equipment by appropriate title documents. However, title to Software shall not be conveyed to Customer at any time.

5.     PAYMENT AND PRICING

       Customer shall pay to Motorola the price of the Cellular System, as set forth in Exhibit "A", in U.S. dollars and according to the following terms and payment schedules:

       5.1    GENERAL PAYMENT TERMS

              5.1.1 Unless otherwise agreed between the parties, Motorola shall notify Customer sixty (60) days prior to any scheduled shipment date of Cellular System products, and Customer shall, not fewer than thirty (30) days prior to the scheduled date of shipment, provide Motorola with a letter of credit or other assurance of payment satisfactory to Motorola covering the amount to be paid by Customer for the notified shipment.

              5.1.2 Payment for all products shall be net thirty (30) days from invoice date.

              5.1.3 Customer shall be responsible for the payment of all applicable sales, use, retailers occupation, excise, property, and other assessments in the nature of taxes however designated, on the Products and Services provided to Customer pursuant to this Agreement, exclusive however, of any taxes measured by Motorola's net income or based on Motorola's franchise. Personal property taxes assessable on the Products shall be the responsibility of Customer. To the extent Motorola is required by law to collect such taxes (state or local), one hundred percent (100%) thereof shall be added to invoices as separately stated charges and paid in full by Customer, unless the Customer is exempt from such taxes and furnishes Motorola with a certificate of exemption in a form reasonably acceptable to Motorola. In the event Customer claims exemption from sales, use or other such taxes under this Agreement, Customer shall hold Motorola harmless from any and all subsequent assessments levied by a proper taxing authority for such taxes, including interest, penalties and late charges.

              5.1.4 Customer shall pay all applicable customs duties and similar charges and all actual freight and insurance costs from point of origin on a CIF basis or "prepay and add" basis as further defined in Section 12 of this Purchase Agreement.

              5.1.5 For any amount due hereunder which remains unpaid, Customer shall pay Motorola a service fee at the rate of one and one-half percent (1-1/2%) of the amount due for each month or portion thereof that the amount remains unpaid.

              5.1.6 The total price for the Initial Cellular System is set forth in Exhibit "A".

       5.2    PRODUCT PURCHASES (WITH AN IOS AGREEMENT)

              5.2.1 For ANE, FNE, SFE, and Software furnished for the Initial Cellular Systems with an associated IOS Agreement, Customer shall be invoiced as follows:

                     5.2.1.1 Upon execution of the Purchase Agreement and upon
                             execution of each Exhibit "A" Amendment reflecting the final system design and equipage for the Initial Cellular Systems, ten percent (10%) of the total Initial Cellular System products for that Exhibit "A" or Exhibit "A" Amendment shall be invoiced.

                     5.2.1.2 Upon the earlier of the scheduled date, if Motorola is ready to ship on that date, or actual shipment date, sixty-five percent (65%) of the total Initial Cellular System products for that Exhibit "A" or Exhibit "A" Amendment shall be invoiced. For the avoidance of doubt, please refer to provision 5.1.1 above.

                     5.2.1.3 Upon Conditional Acceptance, an additional
                             twenty percent (20%) of the total Initial Cellular System products for that Exhibit "A" or Exhibit "A" Amendment shall be invoiced.

                     5.2.1.4 Upon Final Acceptance, an additional five percent
                             (5%) of the total Initial Cellular System products for that Exhibit "A" or Exhibit "A" Amendment shall be invoiced.

              5.2.2 For ANE, FNE, SFE and Software furnished to expand the Cellular System purchased with an associated IOS Agreement, Customer shall be invoiced in accordance with the terms set forth in Subsection 5.2.1 above.

       5.3    PRODUCT PURCHASES (WITHOUT AN IOS AGREEMENT)

              In the event Customer does not purchase Installation and Optimization Services, Customer shall be invoiced upon shipment for one hundred percent (100%) of the value of each product purchased upon shipment.

6.     WARRANTIES

       The following warranties shall be applicable to products supplied under this Purchase Agreement.


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


6.1    FNE AND SFE WARRANTY

       6.1.1 For the Initial Cellular System, FNE and SFE shall be warranted to be free from defects in material and workmanship for a period of period of fifteen (15) months from the date of shipment. For all Expansion Product, FNE and SFE is warranted to be free from defects in material and workmanship for a period of fifteen (15) months from the date of shipment. Parts will be replaced free of charge for the full warranty period.

       6.1.2 Customer shall be responsible for the initial level of diagnosis (i.e. for identification and isolation of FNE and SFE problems to the board level), for hardware, firmware and Software removal and replacement, and for sending the malfunctioning product, packed in a manner to prevent damage, to the designated Motorola repair depot.

       6.1.3 Labor at the Motorola-designated repair depot to repair or replace defective FNE and SFE will be provided without charge for the full warranty period.

       6.1.4 Postage, freight or other such transportation charges for shipping defective products to an authorized Motorola repair depot shall be borne by Customer; when such products or their replacements are being returned to Customer, Motorola shall bear such charges.

       6.1.5 In the event a defect occurs during the warranty period shown, Motorola, at its option, will either (i) repair the product or
              (ii) replace the product with new or refurbished product. Any item replaced will be deemed to be on an exchange basis, and any item retained by Motorola through replacement will become the property of Motorola. Items repaired or replaced will be warranted for
              (i) ninety (90) days from the date of shipment or (ii) the balance of the remaining warranty term, whichever period of time is longer. Such action on the part of Motorola shall be the full extent of Motorola's liability and Customer's exclusive remedy hereunder.

       6.1.6  THIS WARRANTY DOES NOT COVER:

              Defects, damage or malfunctions resulting from:

              6.1.6.1 Use of the products in other than their normal and customary manner.

              6.1.6.2 Misuse, accident, neglect, improper storage or environmental or Site conditions not conforming to the specifications for the product.

              6.1.6.3 Unauthorized alterations or repairs, use of unapproved parts in the products or the combination or interfacing of the products, in each case in a manner not approved by Motorola.

              6.1.6.4    An event of Force Majeure.

              6.1.6.5 Installation, optimization, movement or use of products by anyone not authorized by Motorola and/or not in accordance with Motorola standards and guidelines.

              6.1.6.6 Failure of antennas, lines, or any part of the Interconnection Facilities.

              6.1.6.7 Failure of Customer to maintain the Cellular System pursuant to Motorola maintenance agreements, or other maintenance, substantially in accordance with the Documentation and under the supervision of one or more individuals who shall have completed appropriate Motorola training.

              6.1.6.8 Damage which occurs during shipment of the product from Customer to Motorola.

       6.1.7 This express warranty is extended by Motorola, Inc. to Customer only and is valid only for the products in Kazakhstan.

6.2    NON-MOTOROLA-MANUFACTURED PRODUCTS

       Non-Motorola-manufactured Products that are not FNE shall be warranted by Motorola in accordance with Section 6.1 above. However, if such products are warranted by the manufacturer or supplier thereof for a longer period of time, then to the extent permitted, Motorola assigns to Customer the warranties given to Motorola by such manufacturer or supplier.

6.3 THE WARRANTIES IN THIS AGREEMENT ARE GIVEN IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE SPECIFICALLY EXCLUDED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL MOTOROLA BE LIABLE FOR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES; PROVIDED, HOWEVER, THAT IF THE LAW OF ANY JURISDICTION APPLICABLE TO THIS AGREEMENT DOES NOT PERMIT SUCH DAMAGES TO BE COMPLETELY DISCLAIMED, THIS CLAUSE SHALL BE INTERPRETED AS NECESSARY TO GIVE MOTOROLA THE FULL BENEFIT OF ANY DISCLAIMER OR LIMITATION OF SAID DAMAGES AS PERMITTED UNDER SUCH LAW. FURTHERMORE, BECAUSE EACH CELLULAR RADIOTELEPHONE SYSTEM IS UNIQUE, MOTOROLA DISCLAIMS LIABILITY FOR RANGE, COVERAGE, SUBSCRIBER CAPACITY, SERVICE LEVEL OR OPERATION OF THE CELLULAR SYSTEM, AS A WHOLE, EXCEPT AS SPECIFICALLY SET FORTH IN THE WARRANTIES CONTAINED IN THIS AGREEMENT.

7.     PRODUCT CHANGES OR SUBSTITUTIONS/FOAs

       7.1 At any time during its performance of this Purchase Agreement, Motorola may implement changes in the products set forth in Exhibit "A", modify the drawings and specifications relating thereto, or substitute therefor different Products; provided, however, that any such changes, modifications or substitutions, under normal and proper use:

              (i) shall not materially or adversely affect physical or functional interchangeability or performance (except where there is written agreement between the parties that specific characteristics will be so affected);

              (ii)   shall not detract from the safety of the Product; and

              (iii) shall be type-accepted by the appropriate authority, if required.

       7.2 From time to time, Customer and Motorola may desire to conduct First Office Application ("FOA") testing of Motorola Products on Customer's Cellular System prior to those Products being made generally available to all Motorola customers. During FOA testing, Customer understands that the Products being tested are developmental and may contain previously undetected defects. Motorola will use all reasonable efforts to avoid disrupting the normal operation of Customer's Cellular System during FOA testing. If necessary, at Customer's request, or at Motorola's option, the FOA testing will be terminated and the Customer's Cellular System will be returned to the previous Software release and/or equipment configuration.

8.     DISCLAIMER OF PATENT LICENSE

       Nothing contained in this Purchase Agreement shall be deemed to grant, either directly or by implication, any license under any patents or patent applications of Motorola, except that Customer shall have the normal non-exclusive, royalty-free license to use that which is implied, or otherwise arises by operation of law, in the sale of a product.

9.     PATENT AND COPYRIGHT INDEMNITY

       Motorola shall defend Customer against a claim that Motorola-provided products or latest unmodified release of Software supplied hereunder infringe a patent or copyright granted or registered in Kazakhstan, provided that (i) Customer promptly notifies Motorola in writing of the claim, (ii) Motorola has sole control of the defense and all related settlement negotiations, and (iii) Customer gives Motorola information and assistance for the defense all at Motorola's expense. Subject to the conditions and limitations of liability stated in this Purchase Agreement, Motorola shall indemnify and hold Customer harmless from all payments which by final judgments in such suits may be assessed against Customer on account of such infringement and shall pay resulting settlements, costs and damages finally awarded against Customer by a court of law.

       Customer agrees that if Motorola-provided products or Software become, or in Motorola's opinion are likely to become, the subject of such a claim, Customer will permit Motorola, at its option and expense, either to procure the right for Customer to continue using such products or Software or to replace or modify same so that they become non-infringing, and, if neither of the foregoing alternatives is available on terms which are reasonable in Motorola's judgment, Customer can return Motorola-provided products and/or Software for full credit on the entire unusable portion thereof.

       Motorola has no liability for any claim of patent or copyright infringement based upon adherence to specifications, designs or instructions furnished by Customer, nor for any claim based upon the combination, operation or use of any Motorola-provided products or Software supplied hereunder with products, software or data not supplied by Motorola, nor for any claim based upon alteration of the products or modification of any software supplied by entities other than Motorola.

10.    CONFIDENTIALITY

       10.1 From time to time during the performance of this Purchase Agreement, the parties may deem it necessary to provide each other with Confidential Information. The parties agree:

              10.1.1 To maintain the confidentiality of such Confidential
                     Information and not disclose same to any third party, except as authorized by the original disclosing party in writing.

              10.1.2 To restrict disclosure of Confidential Information to employees who have a "need to know". Such Confidential Information shall be handled with the same degree of care which the receiving party applies to its own confidential information but in no event less than reasonable care.

              10.1.3 To take precautions necessary and appropriate to guard the confidentiality of Confidential Information, including informing its employees who handle such Confidential Information that it is confidential and not to be disclosed to others.

              10.1.4 That Confidential Information is and shall at all times remain the property of the disclosing party. No use of any Confidential Information is permitted except as otherwise provided herein and no grant under any proprietary rights is hereby given or intended, including any license implied or otherwise.

              10.1.5 To use such Confidential Information only as required in performance of this Purchase Agreement.

       10.2 Except as may be required by applicable law, Customer shall not disclose to any third party the contents of this Purchase Agreement, the Exhibits or any amendments hereto or thereto for a period of two (2) years from the date of execution hereof without the prior written consent of Motorola.

11.    TRADEMARK AND PUBLICITY

       Nothing contained in this Purchase Agreement shall be construed as conferring any right to use any name, trademark or other designation of either party hereto, including any contraction, abbreviation, or simulation of any of the foregoing, in advertising, publicity or marketing activities. Any publicity, advertising, etc. with regard to this Purchase Agreement or the Cellular System which mentions the other party shall be mutually agreed upon prior to use.

12.    SHIPMENT, DELIVERY, OFF-LOADING AND WAREHOUSING

       12.1 Motorola may ship products at any time during the Timeframe for that activity and may invoice Customer upon shipment as provided in Section 5. No shipment of products during said Timeframe shall be considered early for purposes of invoicing.

       12.2 Unless otherwise mutually agreed upon in writing, Motorola shall use all reasonable efforts to ship products directly to the Site where it will be permanently installed. At Motorola's reasonable request, Customer shall assist Motorola with customs clearance and assist Motorola with procurement of local delivery services in Kazakhstan.

       12.3 Customer may, from time to time, request Motorola to quote the additional price to ship Exhibit "A" products on a CIF, Almaty (INCOTERMS 1990) basis. In such case, Motorola will provide Customer with an estimated quote for such delivery to Almaty and shall invoice Customer the actual freight and insurance costs. For local delivery in Kazakhstan to the Site, Motorola shall invoice and Customer shall pay such actual additional local freight and insurance costs on a "prepay and add" basis.

       12.4 In the event Customer does not request Motorola to quote on a CIF basis, Customer shall pay all actual freight and insurance costs from point of origin to the installation site on a "prepay and add" basis.

       12.5 For the avoidance of doubt, the individual unit prices listed in the Exhibit "A" are FCA, Factory (INCOTERMS 1990).

       12.6 In the event that the Site is not available to receive the products when shipped, Motorola, at its option, may ship said products to a warehouse in or near the area, and Customer shall bear the costs of warehousing, reloading, transporting, off-loading and moving the products onto the Site when such Site becomes available.

13.    TITLE, RISK OF LOSS AND INDEMNITY

       13.1 Title to and risk of loss for all products supplied hereunder shall pass to Customer upon delivery to a carrier or to Customer at point of shipment. For the avoidance of doubt, please refer to
              Section 12 of this Purchase Agreement regarding shipment and delivery.

       13.2 The above notwithstanding, title to Software shall not pass to Customer at any time.

       13.3 During the term of this Purchase Agreement, the parties shall indemnify and hold harmless each other together with their officers, agents and employees from any and all loss, damage, expense, judgment, lien, suit, cause of action, demand or liability for personal injury, including death and tangible property damage, which may be imposed on or incurred by one party arising directly out of the negligent acts or omissions of the other, its agents, subcontractors, or employees during the performance of any work hereunder. The offending party shall, at its sole expense, defend any suit based upon a claim or cause of action and satisfy any judgment that may be rendered against the other resulting therefrom, provided that the offending party shall be given (i) prompt notice of any such claim or suit; and (ii) full opportunity to defend such suit. The offended party may, at its election, participate in the defense and shall cooperate fully in defending any claim or suits. The offending party shall pay all costs, expenses, and reasonable attorney's fees incurred by the offended party in connection with any such claim or suit or in enforcing this indemnity provision, provided a valid claim is presented.

14.    FORCE MAJEURE

       14.1 Neither party shall be liable for delays in delivery or performance, or for failure to manufacture, deliver or perform when caused by any of the following which are beyond the actual control of the delayed party:

              14.1.1 Acts of God, acts of the public enemy, acts or failures to act by the other party, acts of civil or military authority, governmental priorities, strikes or other labor disturbances, hurricanes, earthquakes, fires, floods, epidemics, embargoes, war, riots, delays in transportation, car shortages, and loss or damage to goods in transit; or

              14.1.2 Inability on account of causes beyond the reasonable control of the delayed party or its suppliers to obtain necessary products, components, services or facilities.

       14.2 In the event of any such delay the date of delivery or of performance shall be extended for a period equal to the effect of time lost by reason of the delay.

15.    TERMINATION

       15.1 Either party may terminate this Agreement without liability by notice pursuant to Section 22 if the other makes a general assignment for the benefit of creditors, or if a petition in bankruptcy or under any insolvency law is filed by or against the other and such petition is not dismissed within sixty (60) days after it has been filed or the other commits a material breach of its obligations hereunder. However, in the case of any such breach which is capable of being cured, neither party shall terminate this Agreement unless and until the other shall have failed to make good such default within thirty (30) days after it shall have been served with a notice requiring that such default be made good and stating its intention to terminate the Agreement if compliance with the notice is not met.

       15.2 The termination of this Agreement shall not affect or prejudice any provisions of this Agreement which are expressly or by implication provided to continue in effect after such termination.

16.    LIMITATION OF LIABILITY

       EXCEPT AS SPECIFICALLY PROVIDED HEREIN, NEITHER PARTY, WHETHER AS A RESULT OF BREACH OF CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), PATENT INFRINGEMENT, COPYRIGHT INFRINGEMENT OR OTHERWISE, SHALL HAVE ANY LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFIT OR REVENUES, LOSS OF USE OF THE PRODUCTS OR ANY ASSOCIATED EQUIPMENT, COST OF CAPITAL, COST OF SUBSTITUTE PRODUCTS, FACILITIES OR SERVICE, OR DOWNTIME COSTS.

17.    ASSIGNMENT AND EQUIPMENT RESALE

       17.1 Assignment. The Purchase Agreement shall accrue to the benefit of and be binding upon the parties hereto and any successor entity into which either party shall have been merged or consolidated or to which either party shall have sold or transferred all or substantially all its assets, but it shall not be otherwise assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

       17.2 Equipment Resale. Notwithstanding any other provision of this Purchase Agreement, the Software license granted to Customer in the form of Exhibit "F", may not be sublicensed, assigned or otherwise transferred by Customer. In the event Customer subsequently elects to sell to a third party the equipment purchased by Customer hereunder, Motorola agrees to relicense the Software to such third party in accordance with the then current terms of Motorola's Product Refurbishment and Relicensing Policy as set forth in Exhibit "K".

18.    GOVERNING LAW/DISPUTE RESOLUTION

       18.1 Motorola and Customer will attempt to settle any claim or controversy arising out of this Purchase Agreement through consultation and negotiation in good faith and spirit of mutual cooperation. If those attempts fail, then the dispute will be mediated by a mutually acceptable mediator to be chosen by Motorola and Customer within forty-five (45) days after written notice by either party demanding mediation. Neither party may unreasonably withhold consent to the selection of a mediator, and Motorola and Customer will share the costs of the mediation equally. By mutual agreement, however, Motorola and Customer may postpone mediation until each has completed some specified but limited discovery regarding the dispute. The parties may also agree to replace mediation with some other form of alternate dispute resolution, such as neutral fact-finding or a mini-trial.

       18.2 Any dispute which cannot be resolved between the parties through negotiation, mediation or other form of ADR within six months of the date of the initial demand for ADR by one of the parties may then be submitted for arbitration in Stockholm, Sweden for resolution in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce (the "ICC Rules"). Nothing in this Section will prevent either party from resorting to judicial proceedings if (a) good faith efforts to resolve the dispute under these procedures have been unsuccessful, or (b) interim relief from a court is necessary to prevent serious and irreparable injury to that party or to others.

       18.3 The validity, performance, and all matters relating to the effect of this Purchase Agreement and any amendment hereto shall be governed by the laws of the state of Illinois, U.S.A.

19.    EXPORT CONTROLS

       19.1 If, at the time or times of Motorola's performance hereunder, a validated export license is required for Motorola to lawfully export the goods or technical data from the United States of America, then the issuance of such license to Motorola, or its subcontractor, shall constitute a condition precedent to Motorola's obligations hereunder.

       19.2 Customer agrees to comply with all applicable export laws and regulations of the United States. Specifically, but without limitation, Customer agrees that it will not resell or re-export Motorola products or technical data in any form without obtaining appropriate export or re-export licenses from the respective governmental authority of the United States Government. Violation of this provision shall constitute just cause for immediate termination of this Purchase Agreement by Motorola without liability to Customer.

20.    ORDER OF PRECEDENCE

       In the event of an inconsistency in this Purchase Agreement, the inconsistency shall be resolved by giving precedence in the following order:

       20.1 This Purchase Agreement and duly executed amendments to this Purchase Agreement, with the latest amendment taking precedence over earlier amendments;

       20.2   Exhibit "A" and all duly executed amendments to Exhibit "A";

       20.3   All other Exhibits and all duly executed amendments to said
              Exhibits.

21.    LANGUAGE OF AGREEMENT

       In the event that this Purchase Agreement is translated into any other language, the English language version hereof shall take precedence and govern.

22.    NOTICE

       22.1 Notices required to be given by one party to another shall be in the English language unless expressly agreed otherwise, and shall be deemed properly given if reduced to writing and personally delivered or transmitted by registered or certified post to the address below, postage prepaid, or by telefacsimile with confirmation receipt, and shall be effective upon receipt.

              22.1.1 Motorola shall send notices as follows:

                     BECET International
                     480002, Almaty
                     Zhurgeneva Street, #8
                     Kazakhstan

                     Attention: General Manager

              22.1.2 Customer shall send notices as follows:


                     Motorola, Inc.
                     International Cellular Infrastructure Division 1501 W. Shure Drive
                     Arlington Heights, IL 60004

                     Attention: International Program Management

                     CC: Senior Manager, Commercial Department

       22.2 Either party may change the addresses for giving notice from time to time by written instructions to the other of such change of address.

23.    SURVIVAL OF PROVISIONS

       The parties agree that where the context of any provision indicates an intent that it shall survive the term of this Purchase Agreement then it shall survive.

24.    WAIVER

       Failure or delay on the part of Motorola or Customer to exercise any right, power or privilege hereunder shall not operate as a waiver thereof.

25.    SEVERABILITY

       In the event any one or more of the provisions of this Purchase Agreement is held to be unenforceable under applicable law, (a) such unenforceability shall not affect any other provision of this Purchase Agreement; (b) this Purchase Agreement shall be construed as if said unenforceable provision had not been contained therein; and (c) the parties shall negotiate in good faith to replace the unenforceable provision by such as has the effect nearest to that of the provision being replaced.

26.    AUTHORITY

       Each party hereto represents and warrants that (i) it has obtained all necessary approvals, consents and authorizations of third parties and governmental authorities to enter into this Purchase Agreement and to perform and carry out its obligations hereunder; (ii) the persons executing this agreement on its behalf have express authority to do so, and, in so doing, to bind the party thereto; (iii) the execution, delivery, and performance of this Purchase Agreement does not violate any provision of any bylaw, charter, regulation, or any other governing authority of the party; and (iv) the execution, delivery and performance of this Purchase Agreement has been duly authorized by all necessary partnership or corporate action and this Purchase Agreement is a valid and binding obligation of such party, enforceable in accordance with its terms.

27.    TERM

       The initial term of this Purchase Agreement shall be for five (5) years from the date of execution. This Purchase Agreement shall be automatically renewed for consecutive five year terms unless either party notifies the other party in writing of its intent to terminate the Purchase Agreement at least sixty (60) days prior to the expiration of the five year term or any renewal thereof.

28.    UNITED STATES OF AMERICA ("U.S.") - GOVERNMENT COMPLIANCE

       In the event that Customer elects to sell Motorola products or services to the U.S. Government, or to a prime contractor selling to the U.S. Government, Customer does so solely at its own option and risk, and agrees not to obligate Motorola as a subcontractor or otherwise, to the U.S. Government. Customer remains solely and exclusively responsible for compliance with all statutes and regulations governing sales to the U.S. Government. Motorola makes no representations, certifications or warranties whatsoever with respect to the ability of its goods, services or prices to satisfy any such statutes or regulations. Failure of Customer to conduct any sales to the U.S. Government or to U.S. Government prime contractors in strict accordance with U.S. law shall constitute a material breach of this Purchase Agreement. The violation of any aspect of the above shall constitute immediate grounds for termination of this Purchase Agreement.

29.    ENTIRE AGREEMENT

       This Purchase Agreement and the Exhibits hereto constitute the entire understanding between the parties concerning the subject matter hereof and supersede all prior discussions, agreements and representations, whether oral or written and whether or not executed by Motorola and Customer. No modification, amendment or other change may be made to this Purchase Agreement or any part thereof unless reduced to writing and executed by authorized representatives of both parties.

       The terms and conditions of this Purchase Agreement shall prevail notwithstanding any variance with the terms and conditions of any order submitted by Customer following execution of this Purchase Agreement. In no event shall the preprinted terms and conditions found on any Customer purchase order, acknowledgment or other form be considered an amendment or modification of this Purchase Agreement, even if such documents are signed by representatives of both parties; such preprinted terms and conditions shall be null and void and of no force and effect.

30.    COUNTERPARTS

       This Purchase Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

       Executed as of this < 4th > day of < May >, 1994.



MOTOROLA, INC.                          BECET INTERNATIONAL
CELLULAR INFRASTRUCTURE GROUP


By:  /s/ STEVEN B. SCHAEFER             By: /s/ YURI NILOV
   ---------------------------             ---------------------------

Name: STEVEN B. SCHAEFER                Name: YURI NILOV
     -------------------------               -------------------------

Title: DIRECTOR                         Title: DIRECTOR
      ------------------------                ------------------------


                                        By:  /S/ ROBERT SMITH
                                           ---------------------------

                                        Name:  ROBERT SMITH
                                             -------------------------

                                        Title: DIRECTOR
                                              ------------------------